                                                                   EXHIBIT 10.11

                              MARKETING AGREEMENT

     This Agreement is made as of February 8, 1996, by and between Auto-By-Tel, LLC, a California limited liability company with its principal place of business at 2711 E. Coast Highway, Suite 203, Corona Del Mar, California 92625 (hereafter "ABT") and Edmund Publications Corp., a New York Corporation with its principal place of business at 300 N. Sepulveda Blvd., Suite 2050, El Segundo, California 90245 (hereafter "Edmund's").

                                    RECITALS

     WHEREAS, ABT is in the business of providing new vehicle purchase and lease requests and other information to dealers of new automobiles and trucks;

     WHEREAS, ABT obtains information for use by dealers of new automobiles and trucks through Consumer inquiries on the Internet, Online services and other sources;

     WHEREAS, Edmund's is in the business of providing Consumers information to aid them in their purchase or lease of new automobiles and trucks;

     WHEREAS, Edmund's provides such information in print publications, on the Internet and through other sources;

     WHEREAS, ABT and Edmund's desire to enter into an agreement whereby Edmund's will provide marketing information to ABT.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the parties agree as follows:

A.   Definitions
     -----------

     1. "Edmund's Site" shall mean that information and text reflected on the Internet, and other online sources established by Edmund's for the purpose of providing information to aid Consumers in their purchase or lease of new cars and trucks. Despite the use of the singular "Site", "Edmund's Site" shall refer to all Internet and online services used by Edmund's as of the date of this Agreement and thereafter. However, "Edmund's Site" shall not include any Internet or other online source established by a third party under license from Edmund's.

     2. "Consumer" shall mean those persons who use or otherwise obtain information from "Edmund's Site."

     3. "ABT Purchase Request" shall mean a request by a Consumer for assistance with the purchase or lease of a new automobile or truck from whatever source.

[*] Confidential Treatment has been requested for certain portions of this exhibit

EXHIBIT 10.11 MARKETING AGREEMENT DATED FEBRUARY 8, 1997 BETWEEN REGISTRANT AND EDMUND'S PUBLICATION CORPORATION

B.   Consumer Request for the Purchase or Lease of Automobiles and Trucks
     --------------------------------------------------------------------

     1.   Term of Agreement
          -----------------

          This agreement shall be deemed to have commenced on January 1, 1996 and shall expire on January 31, 1999; provided, however, that if Edmund's does
                                      -----------------
not receive from ABT in calendar year 1997 aggregate fees (including the amounts referred to in Section C hereof and any additional amounts voluntarily paid by
ABT) of at least $500,000. Edmund's may terminate this Agreement on not less than 10 days' prior written notice given to ABT on or before February 28, 1998. This Agreement may be terminated prior to such dates only (i) by Edmund's in the event that ABT does not pay the fees due Edmund's for ABT Purchase Requests originated by Edmund's within 30 days of the date billed for such ABT Purchase Requests, in the event that ABT does not pay the amounts required by Section C hereof within 60 days of ABT's receipt of such origination fees, or in the event ABT breaches any of the other terms of this Agreement, and (ii) by ABT in the event that Edmund's breaches any of the terms of this Agreement, or if Edmund's terminates the "Edmund's Site." Nothing herein shall preclude Edmund's from discontinuing the "Edmund's Site," any of its publications, or its entire business, or shall give ABT any rights against Edmund's hereunder as a result of any such discontinuation.

     2.   Pricing Information
          -------------------

          The "Edmund's Site" shall, so long as it is maintained by Edmund's, reflect pricing information in the United States for the sale of automobiles and trucks which is current and accurate.

     3.   ABT Information
          ---------------

          Edmund's shall recommend ABT on the "Edmund's Site" as a dealer-based purchasing/leasing program for new automobiles and trucks. This recommendation shall be approved as to form and content by ABT, such approval not to be unreasonably withheld. This recommendation shall be exclusive and Edmund's shall not recommend any dealers (sellers/lessors) of automobiles and trucks or other marketing programs for automobiles and trucks of like nature to ABT, except with the written consent of ABT. (By way of example, Edmund's may recommend or refer Consumers directly to automobile and truck manufacturers, since manufacturers do not offer a marketing program which is "of like nature" to ABT's marketing program. Edmund's shall mirror ABT's Internet Form on Edmund's Internet Site (or other like text and graphics approved by ABT). Edmund's and ABT shall work together to develop and maintain a file transfer process where both parties can determine whether the ABT Purchase Requests have been originated by Edmund's.

     4.   Fees to be Paid to Edmund's
          ---------------------------

          a. ABT shall pay Edmund's [*] for each ABT Purchase Request which is received directly from Edmund's either from the "Edmund's Site" or otherwise. If the total number of ABT Purchase Requests exceeds [*] in any calendar year, ABT shall pay Edmund's [*] for each ABT Purchase Request in excess of [*] for such year. However, for purposes of

[*] Confidential Treatment Requested
calculating the amount of fees to be paid to Edmund's, only one ABT Purchase Request shall be counted for any one Consumer within a [*] day period.

          b. ABT shall pay Edmund's any fees due it pursuant to this paragraph within 30 days of receipt of billing.

          c. All ABT Purchase Requests and information contained therein received from Edmund's Site shall be the sole property of ABT.

     5.   Additional Advertisements
          -------------------------

          In its print publications and CD ROM products, Edmund's shall advertise ABT's services in a form and content approved by ABT. In these advertisements, Edmund's shall be permitted to place Edmund's' address for the "Edmund's Site."

C.   Financing of Automobiles
     ------------------------

     1. Edmund's shall recommend an entity later identified by ABT for automobile and truck financing as ABT's source of automobile and truck financing in a form and content approved by ABT, provided that this financing program is in full operation within 150 days of the signing of this Agreement.

     2. ABT shall pay Edmund's [*] of the net origination fee which it received as a result of referrals made or loans originated by Consumers from ABT Purchase Requests received from Edmund's.

D.   Non-competition and Confidentiality
     -----------------------------------

     1.   Confidentiality
          ---------------

          Edmund's agrees to keep confidential and not disclose to any third party, without ABT's prior written consent, any confidential or proprietary information in its possession with respect to ABT's services. Edmund's will give notice of such covenant to its employees and require its employees to comply with such covenant. Such covenant shall not apply to any such information that is or becomes generally available to third parties other than as a result of its disclosure by Edmund's or its employees, which was available to Edmund's prior to its disclosure to Edmund's by ABT, or which is made available to Edmund's by a source other than ABT and its representatives. If Edmund's is requested to produce any of such confidential or proprietary information by order of any governmental agency, court or civil process, Edmund's may, upon less than five days' written notice to ABT, release such information.

[*] Confidential Treatment Requested

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

     2.   Non-Competition
          ---------------

          For the term of this Agreement and for two years following the termination of this Agreement pursuant to paragraph A.1., neither Edmund's nor its subsidiaries or affiliates or their respective directors, officers, employees or agents shall directly engage in the business of providing new vehicle purchase and lease requests to dealers of new automobiles and trucks. However, following such termination of this Agreement Edmund's shall be entitled to refer Consumers to other third parties who, like ABT, are engaged in such business, and following such termination Edmund's shall be entitled to advertise other automotive broker services.

     3.   Indemnification
          ---------------

          Edmund's agrees to indemnify and hold harmless ABT and its subsidiaries and affiliates and their respective directors, members, managers, officers, employees and agents against any and all losses, liabilities, claims, awards, damages, judgments, settlements and costs, (including attorneys' fees and expenses) arising out of or relating to any third party claim arising from the negligent or wrongful acts or omissions of Edmund's, its subsidiaries and affiliates, and their respective directors, officers, employees and agents.

          ABT agrees to indemnify and hold harmless Edmund's and its subsidiaries and affiliates and their respective directors, officers, employees and agents against any and all losses, liabilities, claims, awards, damages, judgments, settlements and costs, (including attorneys' fees and expenses) arising out of or relating to any third party claim arising from the negligent or wrongful acts or omissions of ABT, its subsidiaries and affiliates, and their respective directors, members, managers, officers, employees and agents. In addition, ABT hereby assigns to Edmund's any benefits of any indemnification or similar agreement or arrangement that ABT has received, or hereafter receives, from third parties with whom ABT does business (such as dealers), to the extent that such indemnification does not compromise ABT's rights of indemnification from such third parties.

     4.   Trade Marks and Service Marks
          -----------------------------

          Any and all trade marks and service marks associated with ABT are and shall remain the exclusive property of ABT. If during the term of this Agreement a trade mark registration is filed by ABT, all rights belong to ABT who shall bear the cost of such registration. Edmund's is permitted to use the trade mark and service mark of ABT only as set forth herein or only as authorized in writing by ABT.

E.   Miscellaneous
     -------------

     1.   Independent Parties
          -------------------

          The relationship between ABT and Edmund's is, and at all times shall remain, solely that of independent parties, and shall not be, or construed to be a joint venture, partnership, fiduciary, or other relationship of any nature.

[*] Confidential Treatment Requested

     2.   Notices
          -------

          All notices and requests in connection with this Agreement shall be given or made upon the respective parties in writing, and shall be deemed as given of the day it is deposited in the U.S. Mail, postage prepaid, certified or registered, return receipt requested, and addressed as designated at the top of this Agreement, or such address as the party to receive the notice or request so designates by written notice to the other.

     3.   Headings
          --------

          The titles and captions of the various paragraphs and sub paragraphs of this Agreement are inserted for convenience only, and are not a part of this Agreement, nor shall they be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

     4.   Severability
          ------------

          The invalidity of any of the provisions or clauses in this Agreement shall not affect any remaining provisions, clauses, or applications which can be given effect without the invalid provision or clause. To this end, the provisions, of this Agreement are declared to be severable.

     5.   Waivers
          -------

          A waiver of either party to exercise in any respect any right provided for herein, including the termination of this Agreement, shall not be deemed a waiver of any right hereunder.

     6.   Governing Law and Jurisdiction
          ------------------------------

          This Agreement and the performance hereunder shall be governed and construed in accordance with the laws of the State of California. Any dispute or claim arising between the parties hereto, shall be brought in a court of competent jurisdiction located in the State of California and the parties hereto agree to jurisdiction in California.

     7.   Attorney's Fees
          ---------------

          In the event any litigation is initiated by any of the parties to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to receive from the other party its reasonable attorney's fees incurred in such litigation.

     8.   Entire Agreement
          ----------------

          This Agreement may be modified, amended or waived in any respect only by a written instrument signed by all the parties hereof. This Agreement supersedes any and all agreements, either oral or written, between the parties and contains all of the representations, covenants, and agreements between the parties hereto. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise have been made by any party, or anyone acting on behalf of any party which are not contained in this Agreement and that neither party enters this Agreement in reliance upon a later agreement regarding an ABT Associated Financing Program.

     9.   Authority
          ---------

          The parties hereto have authorized the signatories identified below to enter this Agreement on behalf of Edmund's and ABT, respectively.


EDMUND PUBLICATIONS CORP.               AUTO-BY-TEL, LLC
a New York Corporation                  a California limited liability company

By:__________________________________   By:___________________________________

Title:_______________________________   Title:________________________________

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